Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement No. (333-112229) of Teton Petroleum Company of Form SB-2 of our report dated March 28, 2003 on the December 31, 2002 consolidated financial statements of Teton Petroleum Company, appearing in the prospectus, which is part of this Registration Statement. We also consent to the reference to us under the headings "Experts" in such prospectus.




                                         /S/ Ehrhardt Keefe Steiner & Hottman PC
                                             Ehrhardt Keefe Steiner & Hottman PC
February 12, 2004
Denver, Colorado